Exhibit 99.1

October 5, 2016

Carbon Natural Gas Company Announces

Acquisition of West Virginia Natural Gas Assets

Carbon Natural Gas Company (OTCBB:CRBO) is pleased to announce the acquisition of producing natural gas wells and natural gas gathering facilities assets located in the Company’s Appalachian Basin operating area. The purchase price of the acquired assets is $9,000,000, subject to normal and customary closing and post-closing adjustments with an effective date of October 1, 2016. Funds for the acquisition were provided from borrowings from a newly established reserves based lending facility provided by LegacyTexas Bank. The acquired assets will significantly increase the natural gas production of the company and will position the company to generate additional shareholder value through increased cash flow, significantly reduced general and administrative expenses (per unit of production), a broad inventory of value enhancing development projects along with increased financial and operational flexibility.

●	The acquisition is comprised of 2,334 natural gas wells which are currently producing approximately 9,300 net mcfe of gas per day (95% natural gas).

●	The average working interest and average net revenue interest of the acquired wells is 95% and 79%, respectively.

●	Estimated proved developed producing reserves on a Securities and Exchange Commission methodology at September 30, 2016 of the acquired properties are 37.7 bcfe (98% natural gas).

●	The acquisition includes over 900 miles of natural gas gathering pipelines and associated compression facilities.

●	Carbon will operate the wells and the gathering systems.

As a result of the acquisition, Carbon will have the following attributes:

●	Concentrated southern Appalachian Basin natural gas properties which offer meaningful growth potential through recompletions and optimization of gathering and compression facilities, an extensive inventory of low risk development drilling projects and a number of identified additional acquisition opportunities.

●	Average net daily production of approximately 15,300 mcfe of gas (90% natural gas).

●	Approximately 487,000 net acres of oil and gas mineral interests of which approximately 70% are held in production.

●	Interests in over 3,245 wells of which 86% are operated by Carbon.

●	Average working interest and average net revenue interest of 91% and 77%, respectively.

●	High heating content natural gas.

●	A multi-year hedge strategy which the Company believes will provide protection against commodity price volatility.

About Carbon Natural Gas:

Carbon Natural Gas Company is an independent oil and gas exploration company which develops and operates oil and gas properties in the Appalachian and Illinois Basin regions of the United States.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for historical information, statements made herein, including those relating to the Company’s strategies, estimated and anticipated production, expenditures, infrastructure, estimated costs, number of wells to be drilled, estimated reserves, reserve potential, recoverable reserves, and financial position are forward-looking statements as defined by the Securities and Exchange Commission. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, Carbon’s ability to assimilate these newly acquired assets into its operations, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risk. We caution you not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

Actual quantities of oil and gas that may be ultimately recovered from Carbon’s interests will differ substantially from our estimates. Factors affecting ultimate recovery include the scope of Carbon’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recovery of gas in place, length of horizontal laterals, actual drilling results, and geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data. Investors are urged to consider closely the disclosure in our filings with the SEC available upon request to: Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290; telephone (720) 407-7043. You may also obtain our public filings from the SEC website, http://www.sec.gov.

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